SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    Form 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)     September 8, 1999
                                                __________________________

                                ALICO, INC.
__________________________________________________________________________
          (Exact name of registrant as specified in its charter)


Florida                                0-261                59-0906081
___________________________________________________________________________
(State or other jurisdiction        (Commission            (IRS Employer
           of incorporation)         File Number)        Identification No.)


Post Office Box 338, La Belle, Florida                           33975
_______________________________________                     _______________
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code           (863)675-2966
                                                             ______________











Item 5.      Other Events

	Incorporated by reference is a press release issued by the Registrant on September 8, 1999, attached as Exhibit 01, providing information concerning the Registrant's announcement of its sale of land in Lee County, Florida to Miromar Development. The sale and proposed development is compatible with the Company's agreement to help establish a 2,300-acre University Village adjacent to the land donated to Florida Gulf Coast University, in Lee County, Florida.


Item 7.      Financial Statements and Exhibits

(c) Exhibit

Exhibit 01  -  Press release issued September 8, 1999.




                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ALICO, INC.
                                                 (Registrant)


                                              /s/  W. BERNARD LESTER
DECEMBER 21, 1999                    By______________________________________
___________________________                   W. Bernard Lester, President
Date




























                                    EXHIBIT INDEX
                                    _____________




Exhibit
Number                               Description
_______                              ___________



01                     Press release issued September 8, 1999































                                                     EXHIBIT 01

FOR IMMEDIATE RELEASE

Contact:        Dick Klaas
                Florida Real Estate Consultants, Inc.
                (941)434-0002


                ALICO SELLS 932 ACRES IN UNIVERSITY VILLAGE


SOUTHWEST FLORIDA (Sept. 8, 1999)-Ben Hill Griffin, III, Chief Executive Officer and Chairman of the Board of Alico, Inc. (ALCO), announced today that the company has completed the sale of 932 buildable acres in University Village, adjacent to Florida Gulf Coast University, to Miromar Development. As part of the agreement, Miromar Development will also receive an additional 298 acres of lakes and natural preserve areas. The purchase price of the property was $16.5 million. The announcement marks a major milestone in creating a synergistic mix of upscale residential, commercial, office, lodging and recreation services in the immediate vicinity of the state's tenth university.
      "In 1993, when Alico donated the land where Florida Gulf Coast University now stands, our company agreed to establish a 2,300-acre University Village, a half-mile buffer zone around the campus, for the development of services and facilities that support the university environment," said Griffin. He explained that the University Village concept was consistent with the Board of Regents desires for compatible development adjacent to the university and complied with the Lee County Comprehensive Plan guidelines to provide university students with amenities and services on site in order to avoid undue pressure on the infrastructure surrounding the university. "Today's announcement brings the dream of the University Village one step closer to reality."
      As part of the announcement, Miromar Development unveiled initial plans for Miromar Lakes, a master-planned community to be built along the northern and western boundaries of the university campus. The community will offer residential housing and commercial services within one-half mile of the university.
      "Alico remains committed to doing all we can to provide for the needs of the faculty and students of Florida Gulf Coast University," said Griffin. "We are confident that Miromar Lakes will enhance the university environment and provide significant economic and quality of life benefits for the entire region."
      Alico, Inc. is an agribusiness company, primarily engaged in the production of citrus, cattle, sugarcane, sod and forest products.


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